CONSENT OF BLAKE STREET SECURITIES, LLC

     We hereby consent to the use in this Registration Statement on Form S-4 dated June 11, 1999 of our report dated June 1, 1999, relating to the fairness opinion of the merger of Technical Environment Solutions, Inc. and Environmental Technology and Software Solutions, Inc. and to reference to our firm under the caption "Experts" in the registration statement.



                                              /s/ Chris G. Mendrop
                                              --------------------
                                              Blake Street Securities, LLC
                                              Chris G. Mendrop, CEO


June 11, 1999
Denver, Colorado